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                                                                    EXHIBIT 99.7

                            PLEASE MARK
                            YOUR VOTE  [X]
                            LIKE THIS

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL

1. The Merger Agreement. Approval and adoption of the Agreement and Plan of Merger, dated October 18, 1999 among The Kroger Co., Jobsite Holdings, Inc., and Fred Meyer and approval of the related merger, pursuant to which, subject to the terms and conditions of the merger agreement, each share of common stock of Fred Meyer Inc., par value $.01 per share, issued and outstanding immediately prior to the merger will be converted into the right to receive one common share, par value $1.00 per share, of The Kroger Co..

         FOR                  AGAINST                    ABSTAIN
         [ ]                  [ ]                        [ ]


A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED THEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

Signature(s)
            -------------------------------------
     Date:          1999
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THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON. Executors,
administrators, trustees and so forth, should give full title as such. If the signatory is a corporation, please sign full corporate name by a duly authorized official. If a partnership, please sign in partnership name by an authorized party. If shares are held in multiple names, at least one must sign as an authorized party.



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                            - FOLD AND DETACH HERE -


                                 THE KROGER CO.



                         SPECIAL MEETING OF SHAREHOLDERS
                             [DAY], April  , 1999
                                   10:00 A.M.
                                   [LOCATION]